SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED SEPTEMBER 28, 2006
(To Prospectus dated August 29, 2006)


                                 $1,560,610,100
                                  (Approximate)
                                   CWALT, INC.
                                    Depositor

                             [LOGO] Countrywide(R)
                             ---------------------
                                  HOME LOANS
                               Sponsor and Seller
                       Countrywide Home Loans Servicing LP
                                 Master Servicer
                        Alternative Loan Trust 2006-OA17
                                 Issuing Entity
              Mortgage Pass-Through Certificates, Series 2006-OA17

                               ------------------

      This Supplement revises the Prospectus Supplement dated September 28, 2006 to the Prospectus dated August 29, 2006 with respect to the above captioned series of certificates as follows:

      The following cells in the Prepayment Charge Schedule in Annex A of the Prospectus Supplement:

   ---------------------------------------------------------------------------
   1% of the prepaid principal balance
   ---------------------------------------------------------------------------
     1 year                                    1          $229,000,000
   ---------------------------------------------------------------------------
     2 years                                   1          $225,000,000
   ---------------------------------------------------------------------------
     3 years                                  40          $10,313,162
   ---------------------------------------------------------------------------


         are hereby replaced with the following:

   ---------------------------------------------------------------------------
   1% of the prepaid principal balance
   ---------------------------------------------------------------------------
     1 year                                    1            $229,000
   ---------------------------------------------------------------------------
     2 1/2 years                               1            $225,000
   ---------------------------------------------------------------------------
     3 years                                  40          $10,313,162

   ---------------------------------------------------------------------------
   2% of the prepaid principal balance
   ---------------------------------------------------------------------------
     1 year                                   17           $7,208,665
   ---------------------------------------------------------------------------
     2 years                                   1            $274,425
   ---------------------------------------------------------------------------
     3 years                                  31          $10,345,086
   ---------------------------------------------------------------------------




                      Countrywide Securities Corporation


               The date of this Supplement is October 11, 2006.